UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 25, 2010

Smart Online, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-32634	95-4439334
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4505 Emperor Blvd., Suite 320, Durham, North Carolina		27703
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	919-765-5000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

On February 25, 2010, Smart Online, Inc. (the “Company”) entered into a Modification Agreement with Paragon Commercial Bank (“Paragon”), with an effective date of February 22, 2010, relating to  the secured promissory note, dated February 20, 2008, delivered by the Company to Paragon in the maximum principal amount of $2,500,000 (the “Paragon Note”).  The Modification Agreement (i) extends the maturity date of the Paragon Note from February 11, 2010 to August 11, 2010, and (ii) changes the interest rate from a variable annual rate equal to The Wall Street Journal Prime Rate, with a floor of 5.50%, to a fixed annual rate of 6.50%.

The Company has been advised that, effective January 28, 2010, the expiration date of the standby letter of credit in the amount of $2,500,000 issued by HSBC Private Bank (Suisse) SA securing the Paragon Note has been extended from February 18, 2010 to September 17, 2010.

Item 9.01    Financial Statements and Exhibits

(d) Exhibits

The following Exhibit is furnished with this Report:

Exhibit 99.1	Modification Agreement, effective February 22, 2010, between Paragon Commercial Bank and Smart Online, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Smart Online, Inc.

March 3, 2010	By:	/s/ Dror Zoreff
Name: Dror Zoreff
Title: Chairman of the Board

Exhibit Index

Exhibit No.	Description

99.1	Modification Agreement, effective February 22, 2010, between Paragon Commercial Bank and Smart Online, Inc.